As filed with the Securities and Exchange Commission on October 4, 2001
                                                Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      -------------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                      -------------------------------------
                           ALLIANT ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)
            Wisconsin                                         39-1380265
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                           Alliant Energy Corporation
                           222 West Washington Avenue
                            Madison, Wisconsin 53703
                                 (608) 252-3311
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      -------------------------------------
                                Edward M. Gleason
                Vice President-Treasurer and Corporate Secretary
                           Alliant Energy Corporation
                           222 West Washington Avenue
                            Madison, Wisconsin 53703
                                 (608) 252-3311
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                      -------------------------------------
                                 with a copy to:
      Benjamin F. Garmer, III, Esq.                  Barbara L. Becker, Esq.
            Foley & Lardner                        Gibson, Dunn & Crutcher LLP
       777 East Wisconsin Avenue                         200 Park Avenue
       Milwaukee, Wisconsin 53202                    New York, New York 10166
            (414) 271-2400                               (212) 351-4000
                      -------------------------------------
     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.|X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                            CALCULATION OF REGISTRATION FEE
=====================================================================================
  Title of Each       Amount      Proposed Maximum  Proposed Maximum     Amount of
Class of Securities    to Be       Offering Price   Aggregate Offering  Registration
to Be Registered    Registered(1)   Per Share(2)        Price(2)            Fee
-------------------------------------------------------------------------------------
Common Stock,
$.01 par value,       12,000,000        $30.225       $362,700,000.00     $90,675.00
with attached         shares
Common Share           and
Purchase Rights.....  rights
=====================================================================================
(1) Each share of Alliant Energy Corporation Common Stock has attached thereto one
    Common Share Purchase Right.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to
    Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the Common Stock of Alliant Energy Corporation as reported on the
    New York Stock Exchange on September 27, 2001. The value attributable to the
    Rights is reflected in the price of the Common Stock.

                      -------------------------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where this offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED OCTOBER 4, 2001


                              [ALLIANT ENERGY LOGO]


                                12,000,000 Shares

                           Alliant Energy Corporation

                                  Common Stock

                            -------------------------

     By this prospectus, we may offer from time to time up to 12,000,000 shares of our common stock. Our common stock is listed on the New York Stock Exchange under the symbol "LNT."

     When we offer common stock, we will provide you with a prospectus supplement describing the terms of the specific issue of common stock including the offering price.

                            ------------------------

     You should read this prospectus and the prospectus supplement relating to the specific issue of common stock carefully before you invest.

                            -------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            -------------------------



               The date of this prospectus is ____________, 2001.

                                TABLE OF CONTENTS

                                                                            Page

About This Prospectus........................................................ 2
Alliant Energy Corporation................................................... 3
Use of Proceeds.............................................................. 4
Price Range of Common Stock and Dividend Policy.............................. 4
Description of Common Stock.................................................. 5
Plan of Distribution......................................................... 7
Where You Can Find More Information.......................................... 7
Legal Matters................................................................ 8
Experts...................................................................... 8


                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the shares of our common stock described in this prospectus in one or more offerings up to a total number of 12,000,000 shares. This prospectus provides you with a general description of the shares that we may offer. Each time we offer shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information." Unless we otherwise indicate or unless the context requires otherwise, all references in this prospectus to "we," "our," "us" or similar references mean Alliant Energy Corporation.

                           ALLIANT ENERGY CORPORATION

     We are a public utility holding company with a diversified portfolio of energy businesses. Our regulated public utility subsidiaries, Wisconsin Power and Light Company, IES Utilities Inc. and Interstate Power Company, are engaged principally in:

     o the generation, transmission, distribution and sale of electric energy;

     o    the purchase, distribution, transportation and sale of natural gas;
          and

     o    water and steam services in selected markets.

The principal markets of our utility subsidiaries are located in Iowa, Wisconsin, Minnesota and Illinois.

     Through our subsidiary, Alliant Energy Resources, Inc., we manage a portfolio of companies involved in non-regulated businesses. These businesses include:

     o global partnerships to develop energy generation, delivery and infrastructure in growing international markets;

     o domestic companies that provide integrated services, including energy, environmental, engineering and transportation services;

     o Cargill-Alliant, LLC, our energy trading joint venture with Cargill Incorporated; and

     o    other investments, including our oil and natural gas operations.

     Our principal executive offices are located at 222 West Washington Avenue, Madison, Wisconsin 53703, and our telephone number is (608) 252-3311.

                                 USE OF PROCEEDS

     Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of our common stock to make additional capital contributions to our subsidiaries or to repay our debt or the debt of our subsidiaries. Our subsidiaries may use these capital contributions for financing the development and construction of new generation, transmission and distribution facilities, funding additional working capital, financing capital expenditures, funding potential acquisitions and investments and other general corporate purposes. Until we use the net proceeds from the sale of common stock for these purposes, we may use the net proceeds for temporary investments.

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

     Our common stock is listed on the New York Stock Exchange under the symbol "LNT." The following table shows the high and low reported closing sale prices of the common stock on the New York Stock Exchange for the stated calendar quarter.
                                                       Price of Common Stock
                                                       ---------------------
                                                         High           Low
                                                         ----           ---

     2001      First Quarter..........................  $33.20        $28.75
               Second Quarter.........................   32.67         28.20
               Third Quarter..........................   31.49         27.90

     2000      First Quarter..........................  $37.75        $26.44
               Second Quarter.........................   31.88         25.75
               Third Quarter..........................   31.25         26.13
               Fourth Quarter.........................   32.13         28.63

     1999      First Quarter..........................  $32.38        $26.38
               Second Quarter.........................   30.88         26.50
               Third Quarter..........................   30.06         26.75
               Fourth Quarter.........................   28.81         25.19

     In 1999, 2000 and the first two quarters of 2001, we paid quarterly cash dividends of $0.50 per share of our common stock.

     We currently intend to declare and pay dividends on a regular basis at the current rate. However, the payment and amount of future dividends is at the discretion of our board of directors and will depend upon our future earnings, capital requirements, and general financial condition, general business conditions, the ability of our subsidiaries to pay dividends to us and other factors. Our primary source of funds for the payment of dividends to our shareowners is dividends our subsidiaries pay to us. Our utility subsidiaries each have restrictions on the payment of dividends on their common stock based on their respective bond indentures, the terms of their outstanding preferred stock and regulatory restrictions applicable to them.

                           DESCRIPTION OF COMMON STOCK

     Our articles of incorporation provide that we have authority to issue 200,000,000 shares of common stock. The Securities and Exchange Commission has authorized us under the Public Utility Holding Company Act of 1935 to issue the shares to be offered pursuant to this prospectus.

     The following summary of some provisions of our common stock is not complete. You should refer to our articles of incorporation and our rights agreement, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and applicable law for more information.

Common Stock

     All of the issued and outstanding shares of our common stock are fully paid and nonassessable, and the shares of common stock being sold by us will, upon completion of the offering, be fully paid and nonassessable, except in each case for statutory liability under Section 180.0622(2)(b) of the Wisconsin Business Corporation Law for unpaid employee wages.

     Our common stock is entitled to such dividends as may be declared from time to time by our board of directors in accordance with applicable law. Our ability to pay dividends is dependent upon a number of factors, including the ability of our subsidiaries to pay dividends to us. Our utility subsidiaries each have restrictions on the payment of dividends on their common stock based on their respective bond indentures, the terms of their outstanding preferred stock and regulatory restrictions applicable to them.

     Except as provided under Wisconsin law, only the holders of common stock will be entitled to vote for the election of members to our board of directors and on all other matters. Holders of our common stock are entitled to one vote per share of common stock held by them on all matters properly submitted to a vote of shareowners, subject to Section 180.1150 of the Wisconsin Business Corporation Law. See "- Statutory Provisions." Shareowners have no cumulative voting rights, which means that the holders of shares entitled to exercise more than 50% of the voting power are able to elect all of the directors to be elected. Our board of directors is divided into three classes, with staggered terms of three years each.

     All shares of common stock are entitled to participate equally in distributions in liquidation. Holders of common stock have no preemptive rights to subscribe for or purchase our shares. There are no conversion rights, sinking fund or redemption provisions applicable to our common stock. We do not have the authority to issue any shares of preferred stock.

     The transfer agent for our common stock is our subsidiary, Alliant Energy Corporate Services, Inc.

Common Share Purchase Rights

     We have entered into a rights agreement pursuant to which each outstanding share of our common stock, including those shares being sold by us pursuant to this prospectus, has attached a right to purchase one-half of one share of our common stock. Each share of our common stock subsequently issued by us prior to the expiration of the rights agreement will likewise have attached a right. Under circumstances described below, the rights will entitle the holder of the rights to purchase additional shares of our common stock. In this prospectus and any accompanying prospectus supplement, unless the context requires otherwise, all references to our common stock include the accompanying rights.

     Currently, the rights are not exercisable and trade with our common stock. If the rights become exercisable, each full right, unless held by a person or group that beneficially owns more than 15% of our outstanding common stock, will initially entitle the holder to purchase one half of one share of our common stock at a purchase price of $95 per full share, or $47.50 per half share, subject to adjustment. The rights will become exercisable only if a person or group has acquired, or announced an intention to acquire, 15% or more of our outstanding common stock. Under some circumstances, including the existence of a 15% acquiring party, each holder of a right, other than the acquiring party, will be entitled to purchase at the right's then-current exercise price, shares of our common stock having a market value of two times the exercise price. If another corporation acquires us after a party acquires 15% or more of our common stock, each holder of a right will be entitled to receive the acquiring corporation's common shares having a market value of two times the exercise price. The rights may be redeemed at a price of $0.001 until a party acquires 15% or more of our common stock and, after that time, may be exchanged for one share of our common stock per right until a party acquires 50% or more of our common stock. The rights expire on January 20, 2009, subject to extension. Under the rights agreement, our board of directors may reduce the thresholds applicable to the rights from 15% to not less than 10%. The rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on our earnings.

Statutory Provisions

     Because we are a public utility holding company under the Public Utility Holding Company Act of 1935, the SEC must approve the acquisition of any of our securities or utility assets by a registered public utility holding company or any person who would, as a result of such acquisition, become an affiliate of two or more public utility companies.

     Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of public Wisconsin corporations such as us held by any person or persons acting as a group in excess of 20% of our voting power is limited to 10% of the full voting power of those shares, unless full voting power of those shares has been restored pursuant to a vote of shareowners. Sections 180.1140 to
180.1144 of the Wisconsin Business Corporation Law contain some limitations and special voting provisions applicable to specified business combinations involving Wisconsin corporations such as us and a significant shareholder, unless the board of directors of the corporation approves the business combination or the shareholder's acquisition of shares before these shares are acquired.

     Similarly, Sections 180.1130 to 180.1133 of the Wisconsin Business Corporation Law contain special voting provisions applicable to some business combinations, unless specified minimum price and procedural requirements are met. Following commencement of a takeover offer, Section 180.1134 of the Wisconsin Business Corporation Law imposes special voting requirements on share repurchases effected at a premium to the market and on asset sales by the corporation, unless, as it relates to the potential sale of assets, the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.

     Section 196.795(3) of the Wisconsin Statutes provides that no person may hold or acquire directly or indirectly more than 10% of the outstanding securities of a public utility holding company such as us without the approval of the Public Service Commission of Wisconsin.

                              PLAN OF DISTRIBUTION

     We may sell the common stock being offered hereby in one or more of the following ways from time to time:

     o to underwriters for resale to the public or to institutional investors;

     o    directly to institutional investors;

     o    directly to agents;

     o    through agents to the public or to institutional investors; or

     o if indicated in the prospectus supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means.

     The prospectus supplements will set forth the terms of the offering of common stock, including the name or names of any underwriters or agents, the purchase price of the common stock and the proceeds to us from the sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation and any discounts or concessions allowed or reallowed or paid to dealers.

     If underwriters are utilized in the sale, the common stock will be acquired by the underwriters for their own account under an underwriting agreement that we will execute with the underwriters at the time an agreement for such sale is reached, and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market or varying prices determined at the time of sale.

     Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase common stock will be subject to conditions precedent and the underwriters will be obligated to purchase all of the common stock if any is purchased.

     If a dealer is utilized in the sale of the common stock, we will sell the common stock to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale.

     Underwriters, agents and dealers may be entitled under agreements entered into with us to be indemnified by us against civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters, agents and dealers may be customers of, engage in transactions with, or perform services for us and our subsidiaries and affiliates in the ordinary course of business.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the common stock offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration or the exhibits. You may read and copy the registration statement and any other document which we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington D.C., and at regional SEC offices in Chicago, Illinois. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

     We are "incorporating by reference" specified documents that we file with the SEC, which means:

     o    incorporated documents are considered part of this prospectus;

     o we are disclosing important information to you by referring you to those documents; and

     o information we file with the SEC will automatically update and supersede information contained in this prospectus.

     We incorporate by reference the documents we list below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of our common stock:

     o    our Annual Report on Form 10-K for the year ended December 31, 2000;

     o our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

     o our Current Report on Form 8-K, dated February 20, 2001 and filed February 20, 2001, as amended by our Current Report on Form 8-K/A, dated February 20, 2001 and filed March 1, 2001;

     o the description of our common stock contained in our Registration Statement on Form 8-B, dated April 1, 1988, and any amendment or report updating that description; and

     o the description of our common share purchase rights contained in our Registration Statement on Form 8-A, dated January 20, 1999, and any amendment or report updating that description.

     You may request a copy of any of these filings, at no cost, by writing to Edward M. Gleason, Vice President-Treasurer and Corporate Secretary, Alliant Energy Corporation, 222 West Washington Avenue, Madison, Wisconsin 53703, or by calling Mr. Gleason at (608) 252-3311.

                                  LEGAL MATTERS

     The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Foley & Lardner, Milwaukee, Wisconsin. Some legal matters will be passed upon for the underwriters, dealers, purchasers or agents by Gibson, Dunn & Crutcher LLP, New York, New York.

                                     EXPERTS

     The audited financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         Securities and Exchange Commission filing fee..........  $    90,090
         Legal fees and expenses................................      125,000
         New York Stock Exchange listing fees...................       50,000
         Accounting fees and expenses...........................       40,000
         Printing and engraving expenses........................       75,000
         Miscellaneous..........................................       44,910
                                                                  -----------
              Total expenses....................................  $   425,000
                                                                  ===========

     All of the above fees and expenses will be paid by Alliant Energy Corporation (the "Registrant"). Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.

Item 15. Indemnification of Directors and Officers.

     Pursuant to the provisions of the Wisconsin Business Corporation Law and
Article VIII of the Registrant's Bylaws, directors and officers of the Registrant are entitled to mandatory indemnification from the Registrants against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the Registrant or its shareowners in connection with a matter in which the director or officer had a material conflict of interest;
(b) a violation of criminal law unless the director or officer had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Additionally, under the Wisconsin Business Corporation Law, directors of the Registrant are not subject to personal liability to the Registrant, its shareowners or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

     The indemnification provided by the Wisconsin Business Corporation Law and the Registrant's Bylaws is not exclusive of any other rights to which a director or officer of the Registrant may be entitled. The Registrants also carries directors' and officers' liability insurance.

Item 16. Exhibits and Financial Statement Schedules.

     The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d)  The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on October 4, 2001.

                                        ALLIANT ENERGY CORPORATION


                                        By: /s/ Erroll B. Davis, Jr.
                                            -----------------------------------
                                            Erroll B. Davis, Jr.
                                            Chairman, President and Chief
                                              Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                      Title                       Date
        ---------                      -----                       ----


/s/ Erroll B. Davis, Jr.    Chairman, President and Chief     October 4, 2001
--------------------------- Executive Officer and Director
Erroll B. Davis, Jr.        (Principal Executive Officer)


/s/ Thomas M. Walker        Executive Vice President and      October 4, 2001
--------------------------- Chief Financial Officer
Thomas M. Walker            (Principal Financial Officer)


/s/ John E. Kratchmer       Corporate Controller and Chief    October 4, 2001
--------------------------- Accounting Officer (Principal
John E. Kratchmer           Accounting Officer)


            *
---------------------------  Director                         October 4, 2001
Alan B. Arends


            *
--------------------------- Director                          October 4, 2001
Jack B. Evans


            *               Director                          October 4, 2001
---------------------------
Joyce L. Hanes


            *               Director                          October 4, 2001
---------------------------
Lee Liu


            *               Director                          October 4, 2001
---------------------------
Katharine C. Lyall


            *               Director                          October 4, 2001
---------------------------
Singleton B. McAllister

        Signature                      Title                       Date
        ---------                      -----                       ----


            *               Director                          October 4, 2001
---------------------------
David A. Perdue


            *               Director                          October 4, 2001
---------------------------
Judith D. Pyle


            *               Director                          October 4, 2001
---------------------------
Robert W. Schlutz


            *               Director                          October 4, 2001
---------------------------
Wayne H. Stoppelmoor


            *               Director                          October 4, 2001
---------------------------
Anthony R. Weiler


*By: /s/ Erroll B. Davis, Jr.
    -------------------------
     Erroll B. Davis, Jr.
     Attorney-in-fact

                                  EXHIBIT INDEX

Exhibit
-------
Number                       Document Description
------                       --------------------

(1)       Form of Underwriting Agreement.*

(4.1) Restated Articles of Incorporation of Alliant Energy Corporation, as amended (incorporated by reference to Exhibit 3.2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

(4.2) Rights Agreement, dated January 20, 1999, between Alliant Energy Corporation and Firstar Bank Milwaukee, N.A. (incorporated by reference to Exhibit 4.1 to Alliant Energy Corporation's Registration Statement on Form 8-A, dated January 20, 1999).

(4.3) Indenture of Mortgage or Deed of Trust dated August 1, 1941, between Wisconsin Power and Light Company ("WP&L") and First Wisconsin Trust Company (n/k/a Firstar Bank, N.A.) and George B. Luhman, as Trustees, filed as Exhibit 7(a) in File No. 2-6409, and the indentures supplemental thereto dated, respectively, January 1, 1948, September 1, 1948, June 1, 1950, April 1, 1951, April 1, 1952, September 1,
          1953, October 1, 1954, March 1, 1959, May 1, 1962, August 1, 1968,
          June 1, 1969, October 1, 1970, July 1, 1971, April 1, 1974, December 1, 1975, May 1, 1976, May 15, 1978, August 1, 1980, January 15, 1981,
          August 1, 1984, January 15, 1986, June 1, 1986, August 1, 1988,
          December 1, 1990, September 1, 1991, October 1, 1991, March 1, 1992, May 1, 1992, June 1, 1992 and July 1, 1992 (Second Amended Exhibit 7(b) in File No. 2-7361; Amended Exhibit 7(c) in File No. 2-7628; Amended Exhibit 7.02 in File No. 2-8462; Amended Exhibit 7.02 in File No. 2-8882; Second Amendment Exhibit 4.03 in File No. 2-9526; Amended
          Exhibit 4.03 in File No. 2-10406; Amended Exhibit 2.02 in File No. 2-11130; Amended Exhibit 2.02 in File No. 2-14816; Amended Exhibit
          2.02 in File No. 2-20372; Amended Exhibit 2.02 in File No. 2-29738; Amended Exhibit 2.02 in File No. 2-32947; Amended Exhibit 2.02 in File No. 2-38304; Amended Exhibit 2.02 in File No. 2-40802; Amended Exhibit
          2.02 in File No. 2-50308; Exhibit 2.01(a) in File No. 2-57775; Amended
          Exhibit 2.02 in File No. 2-56036; Amended Exhibit 2.02 in File No. 2-61439; Exhibit 4.02 in File No. 2-70534; Amended Exhibit 4.03 File No. 2-70534; Exhibit 4.02 in File No. 33-2579; Amended Exhibit 4.03 in File No. 33-2579; Amended Exhibit 4.02 in File No. 33-4961; Exhibit 4B to WP&L's Form 10-K for the year ended December 31, 1988, Exhibit 4.1 to WP&L's Form 8-K dated December 10, 1990, Amended Exhibit 4.26 in File No. 33-45726, Amended Exhibit 4.27 in File No. 33-45726, Exhibit
          4.1 to WP&L's Form 8-K dated March 9, 1992, Exhibit 4.1 to WP&L's Form 8-K dated May 12, 1992, Exhibit 4.1 to WP&L's Form 8-K dated June 29, 1992 and Exhibit 4.1 to WP&L's Form 8-K dated July 20, 1992).

(4.4) Indenture, dated as of June 20, 1997, between WP&L and Firstar Trust Company (n/k/a Firstar Bank, N.A.), as Trustee, relating to debt securities (incorporated by reference to Exhibit 4.33 to Amendment No. 2 to WP&L's Registration Statement on Form S-3 (Registration No. 33-60917)).

------------------
* To be filed by amendment or under subsequent Current Report on Form 8-K.

Exhibit
-------
Number                       Document Description
------                       --------------------

(4.5) Officers' Certificate, dated as of June 25, 1997, creating WP&L's 7% debentures due June 15, 2007 (incorporated by reference to Exhibit 4 to WP&L's Current Report on Form 8-K, dated June 25, 1997).

(4.6) Officers' Certificate, dated as of October 27, 1998, creating WP&L's 5.70% debentures due October 15, 2008 (incorporated by reference to Exhibit 4 to WP&L's Current Report on Form 8-K, dated October 27,
          1998).

(4.7) Officers' Certificate, dated as of March 1, 2000, creating WP&L's 7-5/8% debentures due March 1, 2010 (incorporated by reference to Exhibit 4 to WP&L's Current Report on Form 8-K, dated March 1, 2000).

(4.8) Indenture of Mortgage and Deed of Trust, dated as of September 1, 1993, between IES Utilities Inc. ("IESU") (formerly Iowa Electric Light and Power Company ("IE")) and The First National Bank of Chicago, as Trustee ("Mortgage") (incorporated by reference to Exhibit 4(c) to IESU's Form 10-Q for the quarter ended September 30, 1993).

(4.9)     Supplemental Indentures to IESU's 1993 Mortgage:

                                           IESU/IES Industries Inc.
            Number        Dated as of         File Reference           Exhibit
          ------------   ----------------  ------------------------    -------
          First          October 1, 1993      Form 10-Q, 11/12/93       4(d)
          Second         November 1, 1993     Form 10-Q, 11/12/93       4(e)
          Third          March 1, 1995        Form 10-Q, 5/12/95        4(b)
          Fourth         September 1, 1996    Form 8-K, 9/19/96         4(c)(i)
          Fifth          April 1, 1997        Form 10-Q, 5/14/97        4(a)

(4.10) Indenture of Mortgage and Deed of Trust, dated as of August 1, 1940, between IESU (formerly IE) and The First National Bank of Chicago, Trustee ("1940 Indenture") (incorporated by reference to Exhibit 2(a) to IESU's Registration Statement, File No. 2-25347).

(4.11)    Supplemental Indentures to IESU's 1940 Indenture:

                                                       IESU
             Number            Dated as of         File Reference       Exhibit
          --------------   --------------------  ---------------------  -------
          First            March 1, 1941         2-25347                   2(a)
          Second           July 15, 1942         2-25347                   2(a)
          Third            August 2, 1943        2-25347                   2(a)
          Fourth           August 10, 1944       2-25347                   2(a)
          Fifth            November 10, 1944     2-25347                   2(a)
          Sixth            August 8, 1945        2-25347                   2(a)
          Seventh          July 1, 1946          2-25347                   2(a)
          Eighth           July 1, 1947          2-25347                   2(a)
          Ninth            December 15, 1948     2-25347                   2(a)
          Tenth            November 1, 1949      2-25347                   2(a)
          Eleventh         November 10, 1950     2-25347                   2(a)
          Twelfth          October 1, 1951       2-25347                   2(a)
          Thirteenth       March 1, 1952         2-25347                   2(a)

Exhibit
-------
Number                       Document Description
------                       --------------------

          Fourteenth       November 5, 1952      2-25347                   2(a)
          Fifteenth        February 1, 1953      2-25347                   2(a)
          Sixteenth        May 1, 1953           2-25347                   2(a)
          Seventeenth      November 3, 1953      2-25347                   2(a)
          Eighteenth       November 8, 1954      2-25347                   2(a)
          Nineteenth       January 1, 1955       2-25347                   2(a)
          Twentieth        November 1, 1955      2-25347                   2(a)
          Twenty-first     November 9, 1956      2-25347                   2(a)
          Twenty-second    November 6, 1957      2-25347                   2(a)
          Twenty-third     November 4, 1958      2-25347                   2(a)
          Twenty-fourth    November 3, 1959      2-25347                   2(a)
          Twenty-fifth     November 1, 1960      2-25347                   2(a)
          Twenty-sixth     January 1, 1961       2-25347                   2(a)
          Twenty-seventh   November 7, 1961      2-25347                   2(a)
          Twenty-eighth    November 6, 1962      2-25347                   2(a)
          Twenty-ninth     November 5, 1963      2-25347                   2(a)
          Thirtieth        November 4, 1964      2-25347                   2(a)
          Thirty-first     November 2, 1965      2-25347                   2(a)
          Thirty-second    September 1, 1966     Form 10-K, 1966           4.10
          Thirty-third     November 30, 1966     Form 10-K, 1966           4.10
          Thirty-fourth    November 7, 1967      Form 10-K, 1967           4.10
          Thirty-fifth     November 5, 1968      Form 10-K, 1968           4.10
          Thirty-sixth     November 1, 1969      Form 10-K, 1969           4.10
          Thirty-seventh   December 1, 1970      Form 8-K, 12/70           1
          Thirty-eighth    November 2, 1971      2-43131                   2(g)
          Thirty-ninth     May 1, 1972           Form 8-K, 5/72            1
          Fortieth         November 7, 1972      2-56078                   2(i)
          Forty-first      November 7, 1973      2-56078                   2(j)
          Forty-second     September 10, 1974    2-56078                   2(k)
          Forty-third      November 5, 1975      2-56078                   2(l)
          Forty-fourth     July 1, 1976          Form 8-K, 7/76            1
          Forty-fifth      November 1, 1976      Form 8-K, 12/76           1
          Forty-sixth      December 1, 1977      2-60040                   2(o)
          Forty-seventh    November 1, 1978      Form 10-Q, 6/30/79        1
          Forty-eighth     December 1, 1979      Form S-16, 2-65996        2(q)
          Forty-ninth      November 1, 1981      Form 10-Q, 3/31/82        2
          Fiftieth         December 1, 1980      Form 10-K, 1981           4(s)
          Fifty-first      December 1, 1982      Form 10-K, 1982           4(t)
          Fifty-second     December 1, 1983      Form 10-K, 1983           4(u)
          Fifty-third      December 1, 1984      Form 10-K, 1984           4(v)
          Fifty-fourth     March 1, 1985         Form 10-K, 1984           4(w)
          Fifty-fifth      March 1, 1988         Form 10-Q, 5/12/88        4(b)
          Fifty-sixth      October 1, 1988       Form 10-Q, 11/10/88       4(c)
          Fifty-seventh    May 1, 1991           Form 10-Q, 8/13/91        4(d)
          Fifty-eighth     March 1, 1992         Form 10-K, 1991           4(c)
          Fifty-ninth      October 1, 1993       Form 10-Q, 11/12/93       4(a)
          Sixtieth         November 1, 1993      Form 10-Q, 11/12/93       4(b)
          Sixty-first      March 1, 1995         Form 10-Q, 5/12/95        4(a)
          Sixty-second     September 1, 1996     Form 8-K, 9/19/96         4(f)
          Sixty-third      April 1, 1997         Form 10-Q, 5/14/97        4(b)

Exhibit
-------
Number                       Document Description
------                       --------------------

(4.12) Indenture or Deed of Trust dated as of February 1, 1923, between IESU (successor to Iowa Southern Utilities Company ("IS") as result of merger of IS and IE) and The Northern Trust Company (The First National Bank of Chicago, successor) and Harold H. Rockwell (Richard
          D. Manella, successor), as Trustees (1923 Indenture) (incorporated by reference to Exhibit B-1 to File No. 2-1719).

(4.13)    Supplemental Indentures to IESU's 1923 Indenture:

                   Dated as of           File Reference            Exhibit
          -------------------------    ---------------------    ------------
          May 1, 1940                  2-4921                   B-1-k
          May 2, 1940                  2-4921                   B-1-l
          October 1, 1945              2-8053                   7(m)
          October 2, 1945              2-8053                   7(n)
          January 1, 1948              2-8053                   7(o)
          September 1, 1950            33-3995                  4(e)
          February 1, 1953             2-10543                  4(b)
          October 2, 1953              2-10543                  4(q)
          August 1, 1957               2-13496                  2(b)
          September 1, 1962            2-20667                  2(b)
          June 1, 1967                 2-26478                  2(b)
          February 1, 1973             2-46530                  2(b)
          February 1, 1975             2-53860                  2(aa)
          July 1, 1975                 2-54285                  2(bb)
          September 2, 1975            2-57510                  2(bb)
          March 10, 1976               2-57510                  2(cc)
          February 1, 1977             2-60276                  2(ee)
          January 1, 1978              0-849                    2
          March 1, 1979                0-849                    2
          March 1, 1980                0-849                    2
          May 31, 1986                 33-3995                  4(g)
          July 1, 1991                 0-849                    4(h)
          September 1, 1992            0-849                    4(m)
          December 1, 1994             0-4117-1                 4(f)

(4.14) Indenture (For Unsecured Subordinated Debt Securities), dated as of December 1, 1995, between IESU and The First National Bank of Chicago, as Trustee (Subordinated Indenture) (incorporated by reference to Exhibit 4(i) to IESU's Amendment No. 1 to Registration Statement, File No. 33-62259).

(4.15) Indenture (For Senior Unsecured Debt Securities), dated as of August 1, 1997, between IESU and The First National Bank of Chicago, as Trustee (incorporated by reference to Exhibit 4(j) to IESU's Registration Statement, File No. 333-32097).

(4.16) Officers' Certificate, dated as of August 4, 1997, creating IESU's 6-5/8% Senior Debentures, Series A, due 2009 (incorporated by reference to Exhibit 4.12 to IESU's Annual Report on Form 10-K, for the year ended December 31, 2000).

Exhibit
-------
Number                       Document Description
------                       --------------------

(4.17) Officers' Certificate, dated as of March 6, 2001, creating IESU's 6-3/4% Senior Debentures, Series B, due 2011 (incorporated by reference to Exhibit 4 to IESU's Current Report on Form 8-K, dated March 6, 2001).

(4.18) The Original through the Nineteenth Supplemental Indentures of Interstate Power Company ("IPC") to The Chase Manhattan Bank and Carl
          E. Buckley and C. J. Heinzelmann, as Trustees, dated January 1, 1948 securing First Mortgage Bonds (incorporated by reference to Exhibits 4(b) through 4(t) to IPC's Registration Statement No. 33-59352 dated March 11, 1993).

(4.19) Twentieth Supplemental Indenture of IPC to The Chase Manhattan Bank and C. J. Heinzelmann, as Trustees, dated May 15, 1993 (incorporated by reference to Exhibit 4(u) to IPC's Registration Statement No. 33-59352 dated March 11, 1993).

(4.20) Indenture, dated as of November 4, 1999, among Alliant Energy Resources, Inc., Alliant Energy Corporation, as Guarantor, and Firstar Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Alliant Energy Resources, Inc.'s and Alliant Energy Corporation's Registration Statement on Form S-4 (Reg. No. 333-92859)).

(4.21) First Supplemental Indenture, dated as of November 4, 1999, among Alliant Energy Resources, Inc., Alliant Energy Corporation, as Guarantor, and Firstar Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to Alliant Energy Resources, Inc.'s and Alliant Energy Corporation's Registration Statement on Form S-4 (Reg. No. 333-92859)).

(4.22) Second Supplemental Indenture, dated as of February 1, 2000, among Alliant Energy Resources, Inc., Alliant Energy Corporation, as Guarantor, and Firstar Bank, N.A., as Trustee (incorporated by reference to Exhibit 99.4 to Alliant Energy Corporation's Current Report on Form 8-K dated February 1, 2000).

(5)       Opinion of Foley & Lardner (including consent of counsel).

(23.1)    Consent of Arthur Andersen LLP.

(23.2)    Consent of Foley & Lardner (filed as part of Exhibit (5)).

(24)      Powers of attorney.

Documents incorporated by reference to filings made by Alliant Energy Corporation under the Securities Exchange Act of 1934, as amended, are under File No. 1-9894. Documents incorporated by reference to filings made by Wisconsin Power and Light Company under the Securities Exchange Act of 1934, as amended, are under File No. 0-337. Documents incorporated by reference to filings made by IES Industries Inc. under the Securities Exchange Act of 1934, as amended, are under File No. 1-9187. Documents incorporated by reference to filings made by IES Utilities Inc. under the Securities Exchange Act of 1934, as amended, are under File No. 0-4117-1. Documents incorporated by reference to filings made by Interstate Power Company under the Securities Exchange Act of 1934, as amended, are under File No. 1-3632.